Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the registration statements (Nos. 333-237413, 333-251367, 333-260859, 333-267351, 333-273390 and 333-275805) on Form S-3 and (Nos. 333-216112, 333-223672, 333-230271, 333-237165, 333-250906, 333-254771, 333-263490, 333-266895, 333-270475 and 333-273813) on Form S-8 of our report dated March 3, 2025 with respect to the consolidated financial statements of Viridian Therapeutics, Inc. and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP
Boulder, Colorado
March 3, 2025